SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

ARES ACQUISITION CORPORATION III

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-43375 (Commission File Number)	98-1929025 (I.R.S. Employer Identification No.)

245 Park Avenue, 44th Floor New York, NY (Address of principal executive offices)		10167 (Zip Code)

(212) 710-2100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-tenth of one redeemable warrant	AAC.U	New York Stock Exchange
Class A ordinary shares included as part of the units	AAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2026, the Registration Statement on Form S-1 (File No. 333-296746) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Ares Acquisition Corporation III (the “Company”) was declared effective by the U.S. Securities and Exchange Commission, and the Company subsequently filed, on June 29, 2026, a Registration Statement on Form S-1 (File No. 333-297141) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing. On July 1, 2026, the Company consummated the IPO of 39,500,000 units (the “Units”), which included 5,000,000 Units issued pursuant to the partial exercise by the underwriters of their over-allotment option. Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-tenth of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder of such Public Warrant to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $395,000,000. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•	an Underwriting Agreement, dated June 29, 2026, among the Company and J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the underwriters named in Schedule I in such Underwriting Agreement, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•	a Private Placement Warrants Purchase Agreement, dated June 29, 2026, between the Company and Ares Acquisition Holdings III LP (the “Sponsor”), pursuant to which the Sponsor purchased 7,466,667 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”);

•	a Warrant Agreement, dated July 1, 2026, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement;

•	an Investment Management Trust Agreement, dated June 29, 2026, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•	a Registration and Shareholder Rights Agreement, dated July 1, 2026, between the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•	a Letter Agreement, dated June 29, 2026, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any ordinary shares of the Company held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period set forth in the Amended and Restated Memorandum and Articles of Association; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor;

•	an Administrative Services Agreement, dated June 29, 2026, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space, secretarial and administrative services, as may be required by the Company from time to time, for $16,667 per month until the earlier of the Company’s initial business combination or liquidation; and

•	a Consulting and Advisory Services Agreement, dated June 29, 2026, between the Company and Ares Management Capital Markets LLC, pursuant to which Ares Management Capital Markets LLC provided consulting and advisory services to the Company in connection with the IPO and will provide advisory services in connection with the Company’s initial business combination.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference in this Current Report on Form 8-K (this “Current Report”) and filed as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 7,466,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $11,200,000. The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.03.	Amendments to Memorandum and Articles of Association.

On June 29, 2026, and in connection with the IPO, the Company adopted an Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed as Exhibit 3.1 to this Current Report and is incorporated by reference in this Current Report.

Item 8.01.	Other Events.

Upon closing of the IPO, a total of $406,200,000, comprised of $395,000,000 of the proceeds from the IPO (which amount includes $13,825,000 of the underwriters’ deferred discount) and $11,200,000 of the proceeds of the sale of the Private Placement Warrants, was deposited into a trust account at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to: (i) fund its working capital requirements, subject to an annual limit of $500,000 (plus the rollover of unused amounts from prior years) (provided that only $250,000, plus the rollover of unused amounts from prior years of interest earned on the funds held in the trust account may be released to the Company during the six-month period that will begin 24 months from the closing of the IPO if the Company has executed a letter of intent for an initial business combination within 24 months from the closing of the IPO (the “Extended Period”)); (ii) pay taxes; and (iii) up to $100,000 of interest to pay liquidation expenses, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s Class A Ordinary Shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to provide holders of Class A Ordinary Shares the right to have their shares redeemed in connection with any proposed initial business combination or to redeem 100% of the Class A Ordinary Shares if the Company has not consummated an initial business combination within 24 months from the closing of the IPO, within the Extended Period or such earlier date as the Company’s board of directors may approve or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, or (iii) the redemption of the Company’s public shares if the Company is unable to complete its initial business combination within 24 months from the closing of the IPO, within the Extended Period or by such earlier date as the Company’s board of directors may approve.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement among the Company and J.P. Morgan Securities LLC and Jefferies LLC

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Private Placement Warrants Purchase Agreement between the Company and the Sponsor

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Shareholder Rights Agreement between the Company and the Sponsor

10.4	Letter Agreement among the Company, the Sponsor and the Company’s officers and directors

10.5	Administrative Services Agreement between the Company and the Sponsor

10.6	Consulting and Advisory Services Agreement between the Company and Ares Management Capital Markets LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026	ARES ACQUISITION CORPORATION III

	By:	/s/ David B. Kaplan
	Name:	David B. Kaplan
	Title:	Chief Executive Officer and Co-Chairman

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